Exhibit 23.01
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
•Registration Statement (Form S-3 No. 333-158198) pertaining to the 2009 Dividend Reinvestment and Stock Purchase Plan,
•Registration Statement (Form S-3 No. 333-234151) pertaining to the registration of Debt Securities, Preferred Stock and Common Stock,
•Registration Statement (Form S-3 No. 333-258135) pertaining to the registration of Common Stock,
•Registration Statement (Form S-8 No. 333-82193) pertaining to the 1999 Non-Employee Directors’ Stock Incentive Plan,
•Registration Statement (Form S-8 No. 333-32410) pertaining to the Deferred Compensation Plan and the Directors’ Deferred Compensation Plan,
•Registration Statement (Form S-8 No. 333-122382) pertaining to the 2005 Employee Deferred Compensation Plan and the 2005 Directors’ Deferred Compensation Plan,
•Registration Statement (Form S-8 No. 333-264424) pertaining to the 2005 Directors’ Deferred Compensation Plan,
•Registration Statement (Form S-8 No. 333-152044) pertaining to the 2008 Employee Stock Purchase Plan,
•Registration Statement (Form S-8 No. 333-158682) pertaining to the 2009 Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-195625) pertaining to the 2014 Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-232657) pertaining to the 2019 Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-237953) pertaining to the 2020 Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-264423) pertaining to the 2020 Long-Term Incentive Plan, as amended, and
•Registration Statement (Form S-8 No. 333-230969) pertaining to the Stock Option Inducement Award Agreement, dated April 22, 2019; the Performance Share Unit Inducement Award Agreement, dated April 22, 2019; the Restricted Stock Inducement Award Agreement (Cliff Vesting), dated April 22, 2019; and the Restricted Stock Inducement Award Agreement (Ratable Vesting), dated April 22, 2019;

of our report dated February 10, 2022 (except for Note 10, with respect to the effects of the Company's adoption of Accounting Standards Update No. 2020-06, as to which the date is April 28, 2022), with respect to the consolidated financial statements and schedule of EQT Corporation and Subsidiaries included in this Form 8-K, and our report dated February 10, 2022, with respect to the effectiveness of internal control over financial reporting of EQT Corporation and Subsidiaries included in the Annual Report (Form 10-K) of EQT Corporation and Subsidiaries for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
April 28, 2022